As Filed with the Securities and Exchange Commission on August 31, 2001
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           IRVINE SENSORS CORPORATION
                (Name of registrant as specified in its charter)

         Delaware                                                 33-0280334
(State or other jurisdiction of                                 (IRS Employer
incorporation or jurisdiction)                               Identification No.)

                                   ---------

               3001 Redhill Avenue, Costa Mesa, California 92626
             (Address of registrant's principal executive offices)

                                   ---------

                            2001 Compensation Plan
                     2000 Non-Qualified Stock Option Plan
                            2001 Stock Option Plan
                             (Full Title of Plans)

                                   ---------

                  Robert G. Richards, Chief Executive Officer
                          Irvine Sensors Corporation
                       3001 Redhill Avenue, Building IV
                         Costa Mesa, California 92626
              (Name and address of agent for service of process)

                                (714) 549-8211
         (Telephone number, including area code, of agent for service)

                                 With Copy To:
                                Debra K. Weiner
                          Grover T. Wickersham, P.C.
                        430 Cambridge Avenue, Suite 100
                          Palo Alto, California 94306
                           Telephone (650) 323-6400

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                               Proposed         Proposed
                                                                maximum          maximum
                                                            offering price      aggregate
        Title of securities             Amount to be              per           offering            Amount of
         to be registered               registered(1)            share            price         registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (2)           4,000,000          $ 0.265          $1,060,000            $265.00
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (3)           1,495,000           1.3913           2,079,994             520.00
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (4)               5,000            0.265               1,325               0.34
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (5)             299,700           1.0566             316,664              79.17
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (6)             700,300            0.265             185,580              46.40
==================================================================================================================
Total                                       6,500,000                           $3,643,563            $910.91
==================================================================================================================

                                 (Footnotes can be found on the following page.)

_____________

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Compensation Plan, the 2000 Stock Non-Qualified Option Plan and the 2001 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Irvine Sensors Corporation.
(2) Issuable in connection with the 2001 Compensation Plan. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated solely for purposes of this offering under Rule 457(c) and
    (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Irvine Sensors Corporation as reported on the Nasdaq SmallCap Market on August 30, 2001.
(3) Issuable upon exercise of stock options granted under the 2000 Non-Qualified Stock Option Plan. In accordance with Rule 457(c) and (h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated solely for purposes of this offering based on the weighted average exercise price of outstanding options, which exercise prices range from $1.3281 to $2.1875.
(4) Issuable upon exercise of stock options that may be granted from time to time under the 2000 Non-Qualified Stock Option Plan. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated solely for purposes of this offering under Rule 457(c) and
    (h) of the Securities Act on the basis of the average of the high and low prices per share of Common Stock of Irvine Sensors Corporation as reported on the Nasdaq SmallCap Market on August 30, 2001.
(5) Issuable upon exercise of stock options granted under the 2001 Stock Option Plan. In accordance with Rule 457(c) and (h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated solely for purposes of this offering based on the weighted average exercise price of outstanding options, which range from $1.03 to $1.24.
(6) Issuable upon exercise of stock options that may be granted from time to time under the 2001 Stock Option Plan. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices per share of Common Stock of Irvine Sensors Corporation as reported on the Nasdaq SmallCap Market on August 30, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     Irvine Sensors Corporation ("ISC" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC").

     (a) The Company's Annual Report to Shareholders on Form 10-K for the fiscal year ended October 1, 2000;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2001;

     (c) The Company's proxy statement for its annual meeting of stockholders held on March 7, 2001; and

     (d) The Company's Registration Statement on Form 8-A (File No. 1-8402), filed October 12, 1982 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c) 14 or 15(d) of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers and Limitation of Liability

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by Section 145 of the Delaware General Corporation Law, Irvine Sensors Corporation's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

          . for any breach of the director's duty of loyalty to Irvine Sensors Corporation or its stockholders,

          . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

          . under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); and

          . for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, Irvine Sensors Corporation's By-laws provide that:

          . Irvine Sensors Corporation is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

          . Irvine Sensors Corporation may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

          . Irvine Sensors Corporation is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

          .    the rights conferred in the By-laws are not exclusive.

     Irvine Sensors Corporation has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Irvine Sensors Corporation's Certificate of

Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Irvine Sensors Corporation regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

     See also the undertakings set out in response to Item 9.

Item 7.   Exemption from Registration Claimed

           Not applicable.

Item 8.   Exhibits

  Item Number                         Description of Item
  -----------                         -------------------

       4 Instrument Defining Rights of Stockholders. Reference is made to the Company's Registration Statement No. 1-8402 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

       5         Opinion of Grover T. Wickersham, P.C.

    23.1         Consent of Grant Thornton LLP, Independent Certified Public
                 Accountants

    23.2         Consent of Grover T. Wickersham, P.C. is contained in Exhibit 5

      24 Power of Attorney. Reference is made to page 6 of this Registration Statement.

Item 9.   Undertakings

     A. The undersigned Company hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;
(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Company's 2001 Compensation Plan.

     B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, California, on August 31, 2001.


                                         IRVINE SENSORS CORPORATION



                                         By:  /s/ Robert G. Richards
                                              -------------------------------
                                              Robert G. Richards
                                              President and Chief Executive
                                              Officer

     That the undersigned officers and directors of Irvine Sensors Corporation, a Delaware corporation, do hereby constitute and appoint Robert G. Richards and John J. Stuart, Jr., and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated next to each person's name.


/s/ Robert G. Richards    President, Chief Executive Officer     August 31, 2001
-------------------------
Robert G. Richards        and Director (Principal
                          Executive Officer)

/s/ John J. Stuart, Jr.       Senior Vice President and
--------------------------
John J. Stuart, Jr.           Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)            August 31, 2001



/s/ Mel R. Brashears          Chairman of the Board          August 31, 2001
--------------------------
Mel R. Brashears



/s/ Marc Dumont               Director                       August 31, 2001
---------------------------
Marc Dumont



/s/ Maurice C. Inman, Jr.     Director                       August 31, 2001
---------------------------
Maurice C. Inman, Jr.



/s/ Thomas E. Kelly           Director                       August 31, 2001
---------------------------
Thomas E. Kelly


/s/ Wolfgang Seidel           Director                       August 31, 2001
---------------------------
Wolfgang Seidel


                              Director
---------------------------
Vincent F. Sollitto, Jr.

                                 EXHIBIT INDEX


  Item Number                        Description of Item
  -----------                        -------------------

       4 Instrument Defining Rights of Stockholders. Reference is made to the Company's Registration Statement No. 1-8402 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

       5         Opinion of Grover T. Wickersham, P.C.

    23.1         Consent of Grant Thornton LLP, Independent Certified Public
                 Accountants

    23.2         Consent of Grover T. Wickersham, P.C. is contained in Exhibit 5

      24 Power of Attorney. Reference is made to page 6 of this Registration Statement.